Exhibit 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333- ) and related Prospectus of America Online, Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated July 21, 1999, with respect to the consolidated financial statements of America Online, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

                                      /s/ Ernst & Young LLP



McLean, Virginia
February 9, 2000


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333- ) and related Prospectus of America Online, Inc. for the registration of its common stock and to the incorporation by reference therein of our reports dated February 3, 1999, with respect to the consolidated financial statements, schedule and supplementary information of Time Warner Inc. ("Time Warner") and the consolidated financial statements and schedule of Time Warner Entertainment Company, L.P., included in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1998, as amended by Time Warner's Form 10-K/A dated June 28, 1999, filed with the Securities and Exchange Commission.

                                      /s/ Ernst & Young LLP

New York, New York
February 9, 2000